SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JULY 27, 1998


               STANFORD TELECOMMUNICATIONS, INC.
       (Exact Name of Registrant as Specified in Charter)


      DELAWARE             001-11473              94-2207636
  (State or Other   (Commission File Number)    (IRS Employer
    Jurisdiction                             Identification No.)
 of Incorporation)



      1221 CROSSMAN AVENUE, SUNNYVALE, CALIFORNIA  94089-1117
      (Address of Principal Executive Offices)     (Zip Code)



Registrant's telephone number, including area code:  (408) 745-0818

                              N/A
  (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

     Stanford Telecommunications, Inc., a Delaware corporation (the "Registrant" or "Company"), is filing this Current Report on Form 8-K solely for the purpose of updating the description of its Common Stock, par value $0.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-B filed by the Registrant on December 22, 1988 (File No. 000-12734).

          The following description does not purport to be complete and is qualified in its entirety by reference to the Registrant's Certificate of Incorporation, as amended, Bylaws, as amended ("Bylaws"), and Rights Agreement, dated as of May 9, 1995 (the "Rights Agreement"), between the Registrant and The First National Bank of Boston, as Rights Agent (the "Rights Agent"), contained in the exhibits hereto.

                  DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capitalization of the Registrant consists of 25,000,000 shares of Common Stock. As of July 23, 1998,
13,005,829 shares of Common Stock were outstanding, held of record by 1,671 persons.

COMMON STOCK

          The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Registrant out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

RIGHTS

          On May 9, 1995, the Board of Directors declared a dividend of one common share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid to stockholders of record on May 25, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Registrant one share of Common Stock at a price of $60 per share of Common Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial

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ownership of 15% or more of the outstanding shares of Common
Stock or, in the case of a person or group beneficially owning 15% or more of the outstanding Common Stock on the date the Rights Agreement was adopted, that such person or group has acquired an additional 1% of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of the Summary of Rights, as attached to the Rights Agreement as Exhibit B (the "Summary of Rights").

          The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution
Date.  The Rights will expire on May 9, 2005 (the "Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Registrant, in each case as described below.

          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common
Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then-current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

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          In the event that any person or group of affiliated or
associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then-current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          In the event that, after a person or group has become an Acquiring Person, the Registrant is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Registrant has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

          At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or other equity securities of the Registrant having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued, and in lieu thereof an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

          At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          For so long as the Rights are then redeemable, the Registrant may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Registrant may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

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          Until a Right is exercised, the holder thereof, as
such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

DIVIDENDS

          The Company has not paid cash dividends on its Common Stock since its incorporation and anticipates that for the foreseeable future it will continue to retain its earnings for use in its business. A covenant under the Company's current bank line of credit would require prior approval of any cash dividend by the bank.

          On January 29, 1997, the Board of Directors of the Registrant declared a two-for-one split of the Common Stock, which was effected in the form of a 100% stock dividend distributed on February 28, 1997 to stockholders of record as of February 10, 1997. Approximately 6.4 million shares of Common Stock were issued in connection with the dividend.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

   Exhibit No. Description

           4.1 Certificate of Incorporation of Registrant, as amended (1)

           4.2 Bylaws of Registrant, as amended (1)

           4.3 Rights Agreement, dated as of May 9, 1995, between the Registrant and the Rights Agent (2)

           4.4 The Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of the instruments which define the rights of holders of long-term debt of the Registrant. None of such instruments not included as exhibits herein represents long-term debt in excess of 10% of the total assets of the Registrant


(1)  Incorporated by reference from the Registrant's Annual
     Report on Form 10-K for the fiscal year ended March 31, 1989, filed June 29, 1989 (File No. 000-12734)

(2) Incorporated by reference from the Registration Statement on Form 8-A, filed May 25, 1995 (File No. 001-11473)

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 27, 1998

                              STANFORD TELECOMMUNICATIONS, INC.



                              By:    /s/ Jerome F. Klajbor
                              Name:     Jerome F. Klajbor
                              Title:    Vice President, Chief
                                        Financial Officer and
                                        Secretary